CONSENT OF INDEPENDENT ACCOUNTS


We consent to the incorporation by reference in the Registration
Statement of BANC ONE CORPORATION on Form S-4 of our reports:

- -    dated February 26, 1993 on our audits of the consolidated
     financial statements of BANC ONE CORPORATION as of December
     31, 1992 and 1991 and for the years ended December 31, 1992, 1991, and 1990;

- -    dated February 22, 1991 on our audit of the consolidated
     financials statements of Bank One, Texas, NA as of December
     31, 1990 and for the year ended December 31, 1990;

included in BANC ONE CORPORATION's Annual Report on Form 10-K for the year ended December 31, 1992.

Additionally, we consent to the incorporation by reference in the Registration Statement of BANC ONE CORPORATION on Form S-4 of our report dated August 18, 1993 on our audits of the supplemental consolidated financial statements of BANC ONE CORPORATION as of December 31, 1992 and 1991 and for the years ended December 31, 1992, 1991, and 1990, included in BANC ONE CORPORATIONS' Current Report filed on Form 8-K.

We also consent to the reference to our Firm under the caption
"Experts" in said Registration Statement.

                                   COOPERS & LYBRAND

                                   COOPERS & LYBRAND

Columbus, Ohio
January 13, 1994